UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(RULE 14c-101)

INFORMATION REQUIRED IN Information STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Filed by Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for use of the Commission only (only as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

Datavault AI Inc.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

DATAVAULT AI INC.

15268 NW GREENBRIER PKWY

BEAVERTON, OR 97006

NOTICE OF ACTION TAKEN PURSUANT TO WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

You are not being asked to take or approve any action.

This Information Statement is being provided to you solely for your information.

To Our Stockholders:

This information statement (the “Information Statement”) is first being furnished by Datavault AI Inc., a Delaware corporation (the “Company”, “we”, “us”, “our”, or “Datavault”) on or about September 26, 2025, to holders of common stock of the Company, par value $0.0001 per share (the “Common Stock”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to action taken by written consent in lieu of a meeting, on August 27, 2025 (the “Written Consent”) by the stockholders of a majority of shares of Common Stock issued and outstanding (the “Majority Stockholders”).

The Written Consent constitutes the consent of the Majority Stockholders and is sufficient under the General Corporation Law of the State of Delaware and our bylaws, as amended (the “Bylaws”) to approve the actions described herein. Accordingly, they are not presently being submitted to our other stockholders for a vote. Pursuant to Rule 14c-2 under the Exchange Act, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been first mailed to the stockholders.

The Written Consent:

1. approved, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of Common Stock pursuant to a certain waiver agreement between the Company and certain purchasers party to that certain securities purchase agreement, dated March 31, 2025.

As described in this Information Statement, the foregoing action was approved unanimously by the Board and subsequently by the Majority Stockholders by Written Consent.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company may request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. This Information Statement will be first distributed to you on or about September 26, 2025.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTER DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

September 26, 2025	By Order of the Board of Directors,

/s/ Nathaniel Bradley
Nathaniel Bradley
Director and Chief Executive Officer

INFORMATION STATEMENT FOR STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

General Information

This information statement (the “Information Statement”) is being mailed or otherwise furnished by Datavault AI Inc., a Delaware corporation (the “Company”, “we”, “us”, “our”, or “Datavault”) on or about September 26, 2025, to holders of common stock of the Company, $0.0001 par value per share (the “Common Stock”) pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to action taken by written consent in lieu of a meeting, on August 27, 2025 (the “Written Consent”) by the stockholders of a majority of shares of Common Stock issued and outstanding (the “Majority Stockholders”) of the Company.

The Written Consent constitutes the consent of the Majority Stockholders and is sufficient under the General Corporation Law of the State of Delaware (“DGCL”) and our bylaws, as amended (the “Bylaws”) to approve the actions described herein. Accordingly, they are not presently being submitted to our other stockholders for a vote. Pursuant to Rule 14c-2 under the Exchange Act, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been first mailed to the stockholders.

Copies of this Information Statement are first being sent on or about September 26, 2025 to holders of Common Stock.

This Information Statement is being furnished by us to our stockholders, to inform our stockholders that the Board of directors of the Company (the “Board”) and the Majority Stockholders, have taken and approved the following actions:

1. approved, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of Common Stock pursuant to a certain waiver agreement (the “Waiver Agreement”) between the Company and certain purchasers (the “Purchasers”) party to that certain securities purchase agreement, dated March 31, 2025 (the “March 2025 Purchase Agreement”).

No dissenters’ or appraisal rights under the DGCL are afforded to the Company’s stockholders as a result of the approval of the action set forth above.

Vote Required

To be approved, the above action must receive the affirmative vote of a majority of the issued and outstanding shares of our capital stock entitled to vote, voting together as a single class, which has already occurred by virtue of the Written Consent signed by the Majority Stockholders. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder. As of September 25, 2025, the Company had 171,842,741 shares of Common Stock outstanding.

Delivery of Documents to Stockholders Sharing an Address

We will send only one copy of the Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement or other corporate materials to a stockholder at a shared address to which a single copy of the Information Statement was delivered. Additionally, if current stockholders with a shared address received multiple copies of the Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or by calling the Company’s principal executive offices. You may make such a written or oral request by sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement to the Company at Corporate Secretary, 15268 NW Greenbrier Pkwy, Beaverton, Oregon 97006, telephone: (408) 627-4716.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 25, 2025, information regarding beneficial ownership of our capital stock by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Common Stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

The percentage ownership information shown in the table is based upon 171,842,741 shares of Common Stock outstanding as of September 25, 2025. The percentage ownership information shown in the table excludes (i) 31,232,173 shares of Common Stock issuable upon exercise of outstanding Common Stock purchase warrants (such number of shares of Common Stock includes the Exchange Shares, pursuant to the Exchange Agreements), (ii) 1,100,014 restricted stock units (“RSUs”) that have been issued but have not vested and (iii) 9,159,378 shares of Common Stock underlying restricted stock awards subject to time based vesting granted pursuant to our 2018 Long-term Incentive Plan (the “LTIP”) and 2,275,000 shares of Common Stock underlying restricted stock awards subject to performance conditions granted pursuant to the LTIP, (iv) up to an aggregate of 1,750 shares of Common Stock issuable upon conversion of all outstanding shares of Series B Convertible Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock”) (which shares of Series B Preferred Stock assume the exercise of all 1,750 Series B Preferred Stock purchase warrants), (v) 2,750,000 shares of Common Stock issuable pursuant to the Share Exchange Agreement (the “NYIAK Share Agreement”) between the Company and NYIAX, Inc. (“NYIAX”), and (vi) shares of Common Stock issuable under certain senior secured convertible notes issued pursuant to that certain securities purchase agreement, dated August 4, 2025, by and between the Company and the purchasers thereto.

Beneficial ownership is determined according to the rules of the U.S. Securities and Exchange Commission (“SEC”) and generally means that a holder has beneficial ownership of a security if such holder possesses sole or shared voting or investment power of that security, including securities that are exercisable for shares of Common Stock within sixty (60) days of September 25, 2025. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the holders named in the table below have sole voting and investment power with respect to all shares of Common Stock shown that they beneficially own, subject to community property laws where applicable.

For purposes of computing the percentage of outstanding shares of our Common Stock held by each holder or group of holders named above, any shares of Common Stock that such holder or holders has the right to acquire within sixty (60) days of September 25, 2025 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other holder. The inclusion herein of any shares of Common Stock listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise identified, the address of each beneficial owner listed in the table is c/o Datavault AI Inc., 15268 NW Greenbrier Pkwy, Beaverton, Oregon 97006.

Name and Address of Beneficial Owner(1):	Number	Percentage
Directors and executive officers:
Directors and named executive officers:
Nathaniel Bradley, Chief Executive Officer and Board member(2)	19,700,790	11.46%
Brett Moyer, Chief Financial Officer and Chairman of the Board	1,117,665	*
Dr. Jeffrey M. Gilbert, Director	120,363	*
David Howitt, Director	120,362	*
Helge Kristensen, Director	120,363	*
Sriram Peruvemba, Director	120,362	*
Robert Tobias, Director	120,362	*
Wendy Wilson, Director	120,366	*
Kimberly Briskey, Director	115,669	*
Gary Williams (3)	16,085	*
All directors and exec. officers as a group (10 persons)(4)	21,672,387	12.61%

* Less than 1.0%

(1)	Percentage of total voting power represents voting power with respect to all shares of our Common Stock. Holders of Common Stock are entitled to one (1) vote per share for each share of Common Stock held by them.

(2)	Includes 4,235,970 shares of common stock held directly by Mr. Bradley, 12,289,002 shares of common stock held directly by EOS Technology Holdings Inc. (of which Mr. Bradley is Chief Executive Officer and the sole director) and 3,175,818 shares of common stock held by Mr. Bradley’s spouse. Does not include the 1,100,000 Units from the Inducement Award Agreement, which contemplates 500,000 Units vesting in equal 3-month installments over a 36-month period beginning December 20, 2025, and 600,000 Units vesting subject to performance-based vesting conditions. The shares of common stock are beneficially owned both directly and indirectly, as outlined above, by Mr. Bradley. Mr. Bradley, as an officer and member of the board of directors of Data Vault, has the power to dispose of and the power to vote the shares of common stock beneficially owned by Data Vault. Mr. Bradley disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, and the inclusion of these securities in this Report shall not be deemed an admission of beneficial ownership of such securities for purposes of Section 16 of the Exchange Act or for any other purposes.

(3)	Gary Williams, former VP of Finance and Principle Financial Officer, who resigned from the role on November 30, 2024, held 16,085 shares of common stock of the Company as of March 12, 2025.

(4)	See the information included in footnotes 2 and 3 above.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains “forward-looking statements” within the meaning of Section 21I of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). These forward-looking statements, include, without limitation: statements regarding new products or services; statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of our management’s goals and objectives; statements concerning our competitive environment, availability of resources and regulation; trends affecting our financial condition, results of operations or future prospects; our financing plans or growth strategies; and other similar expressions concerning matters that are not historical facts. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes” and “estimates,” and variations of such terms or similar expressions, are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or our management’s good faith belief as of that time with respect to future events. Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements due to a number of factors, including risks discussed in documents that we file with the SEC.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. You should review our subsequent reports filed with the SEC described in the sections of this Information Statement entitled “Additional Information,” all of which are accessible on the SEC’s website at www.sec.gov.

ACTION ONE

APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK PURSUANT TO THE WAIVER AGREEMENT

Summary

The Board and Majority Stockholders approved the issuance of shares of Common Stock pursuant to the Waiver Agreement to the Purchasers.

Background

On July 21, 2025, the Company entered into the Waiver Agreement with the Purchasers, party to the March 2025 Purchase Agreement, pursuant to which the Purchasers waived the provisions relating to variable rate transactions contained in the March 2025 Purchase Agreement for a period of 60 days and the provisions relating to participation rights contained in the March 2025 Purchase Agreement, and the Company agreed that until the earlier to occur of (a) the end of the 60-day period beginning on the trading date after the date of the Waiver Agreement, and (b) when no Purchaser holds any of the Notes (as defined in the March 2025 Purchase Agreement), the Corporation will not sell shares of Common Stock, pursuant to that certain sales agreement, dated July 21, 2025, by and between the Company and Maxim Group LLC, (a)(i) on any trading day in an amount exceeding 10% of the trading volume of the shares of Common Stock on such trading day during regular trading hours, or (ii) outside of regular trading hours, (b) at a per share price below $1.10, or (c) in an aggregate amount exceeding $25,000,000.

In consideration of the waiver granted by the Purchasers under the Waiver Agreement, the Company agreed to issue an aggregate of 5,000,000 shares of Common Stock (the “Shares”) to the Purchasers on the date the Company receives stockholder approval for such issuance under applicable stock exchange rules.

The Shares, subject to receipt of the Stockholder Approval, will be issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), contained in Section 3(a)(9) thereof.

Effect of Issuance of Additional Securities

The issuance of the securities described above could result in the issuance of over 20% of the Company’s outstanding shares of Common Stock on a pre-transaction basis. As such, for so long as the Purchasers beneficially own a significant amount of shares of our Common Stock, they could significantly influence future Company decisions. Our stockholders will incur dilution of their percentage ownership upon the issuance of the Shares.

Nasdaq Marketplace Requirements and the Necessity of Stockholder Approval

The Common Stock is currently listed on the Nasdaq Capital Market and, as such, the Company is subject to the Nasdaq rules. Nasdaq Rule 5635(d) requires the Company to obtain stockholder approval prior to the issuance of shares of Common Stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by the Company of shares of Common Stock (and/or securities convertible into or exercisable for shares of Common Stock) equal to 20% or more of the shares of Common Stock outstanding prior to such issuance where the price of the Common Stock to be issued is below the “Minimum Price.” “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. Shares of common stock issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such non-public offerings will be considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances such as issuing warrants that are not exercisable for a minimum of six months and have an exercise price that exceeds market value.

The issuance of the Exchange Shares was therefore approved by the Board and Majority Stockholders pursuant to Nasdaq Rule 5635(d).

Additional Information

This summary is intended to provide you with basic information concerning the Exchange Agreements. The full text of the form of the Waiver Agreement was filed as exhibit to our Current Report on Form 8-K filed with the SEC on July 22, 2025.

Vote Required

Pursuant to the Company’s Bylaws, this action required the approval of Stockholders holding a majority of the issued and outstanding shares of our capital stock entitled to vote. Accordingly, this action was approved by the affirmative vote through the Written Consent by the Majority Stockholders.

ADDITIONAL INFORMATION

Please read all sections of this Information Statement carefully. The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the SEC. You are encouraged to review our Annual Report on Form 10-K, together with any subsequent information we filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting our legal counsel, Sullivan & Worcester LLP, Attn: David E. Danovitch, Esq. at (212) 660-3060.

Costs of the Information Statement

The Company is mailing this Information Statement and will bear the costs associated therewith. The Company is not making any solicitations. The Company will request brokerage houses, nominees, custodians, fiduciaries, and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.